                          CERTIFICATE OF INCORPORATION

                                       OF

                            NEW AGE TRANSLATION, INC.

     THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the Delaware General Corporation Law (the "DGCL"), does hereby certify as follows:

          FIRST: The name of the Corporation is New Age Translation.

          SECOND: The address, including street, number, city and county of the registered office of the Corporation in the State of Delaware is 615 South
DuPont Highway, Dover, Delaware 19901, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is
National Corporate Research, Ltd..

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000) shares, all of such shares shall be $.00001 par value per share, without cumulative voting rights and without any preemptive rights, and of which One Hundred
Million (100,000,000) shall be designated Common Stock and Ten Million
(10,000,000) shares shall be Preferred Stock, all of such Preferred Stock shares shall be of such classes and series and have such voting powers, full or limited, or no voting powers and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as the Board of Directors may determine from time to time.

          FIFTH: The name and mailing address of the incorporator are as follows:

               Name                  Mailing Address
               ----                  ---------------
               Kristina Trauger      c/o Anslow & Jaclin, LLP
                                     195 Route 9 South, Suite 204
                                     Manapalan, NJ 07726

          SIXTH: The election of directors shall be conducted in the manner prescribed in or pursuant to the bylaws of the Corporation and need not be by ballot.

          SEVENTH: In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation, except as specifically otherwise provided therein.

          EIGHTH:

     A. Exculpation. A director of the Corporation shall not be personally liable to the

Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (3) under section 174 of the DGCL; or (4) for any transaction from which the director derived an improper personal benefit.

     B. Future Changes. A repeal or modification of this Article EIGHTH or, to the fullest extent permitted by law, an amendment or modification of applicable law shall not adversely affect any right or protection of a director of the
Corporation that exists at the time of the repeal or modification. If the DGCL is amended to permit a Delaware corporation to provide greater protection from personal liability for its directors than the express terms of this Article
EIGHTH, this Article EIGHTH shall be construed to provide for that greater protection. No repeal or modification of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the
Corporation for and with respect to any acts or omissions of such director occurring before such repeal or modification.

          NINTH:

     A. Indemnification. The Corporation must indemnify a person who was or is a party or a witness, or is threatened to be made a party or a witness, in any threatened, pending or completed action or proceeding, including without limitation actions by or in the right of the Corporation, whether civil, criminal, administrative, or investigative, by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, employee, agent, fiduciary, or other representative of another corporation (for profit or not-for-profit), limited liability company, partnership, joint venture, trust, employee benefit plan, or other entity or enterprise, against all liabilities, expenses (including without limitation attorneys' fees), judgments, fines, excise taxes, and amounts paid in settlement in connection with such action or proceeding, except to the extent such indemnification is prohibited by applicable law.

     B. Advancement of Expenses. Expenses (including without limitation attorneys' fees) incurred by any person who was or is a director or officer of the Corporation in defending any action or proceeding referred to in Article
NINTH (A) shall automatically be paid by the Corporation, without the need for action by the Board of Directors, in advance of the final disposition of the action or proceeding, upon receipt of an undertaking by or on behalf of the person to repay such amount if it is ultimately determined that the person is not entitled to be indemnified by the Corporation.

     C. Exception. Notwithstanding anything in this Article NINTH to the contrary, the Corporation is not obligated to indemnify any person under Article
NINTH (A) or advance expenses under Article NINTH (B) with respect to proceedings, claims, or actions commenced by the person, other than mandatory counterclaims and affirmative defenses.

     D. Interpretation. The indemnification and advancement of expenses provided by or pursuant to this Article NINTH shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any insurance policy, agreement, vote of stockholders or directors, or otherwise, both as to actions in the person's official capacity and as to actions in another capacity while holding an office, and shall

                                      -2-

continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of the person.
If the DGCL is amended to permit a Delaware corporation to provide greater rights to indemnification and advancement of expenses for its directors and officers than the express terms of this Article NINTH, this Article NINTH shall be construed to provide for those greater rights.

     E. Contract. The duties of the Corporation to indemnify and to advance expenses to a director or officer as provided in this Article NINTH are in the nature of a contract between the Corporation and each such person, and an amendment or repeal of any provision of this Article NINTH shall not alter, to the detriment of such person, the right of the person to the advancement of expenses or indemnification related to a claim based on an act or failure to act that took place prior to the amendment or repeal or the termination of the service of the person as a director or officer, whichever is earlier.

     F. Employees and agents. The Corporation may indemnify employees and agents of the Corporation on the same basis as provided in this Article NINTH, and advance expenses to employees and agents on the same basis as provided in this
Article NINTH, as the Board of Directors may from time to time determine or authorize.

          TENTH: Subject to any other applicable provision of this certificate of incorporation, this certificate of incorporation may be amended in the manner prescribed at the time by statute, and all rights conferred upon stockholders in this certificate of incorporation are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned has executed this certificate this 22nd day of November, 2006.

                                        /s/ Kristina Trauger
                                        ----------------------------------------
                                        Kristina Trauger
                                        Sole Incorporator

                                      -3-